Exhibit 10.8l

Amendment No. RI0487E

AMENDMENT
TO THE
MASTER LOAN AGREEMENT

THIS AMENDMENT is entered into as of September 16, 2009, between **FARM CREDIT SERVICES OF MID-AMERICA, FLCA ("FLCA"), FARM CREDIT SERVICES OF MID-AMERICA, PCA ("PCA")** and **GREEN PLAINS OBION LLC, Rives, Tennessee** (the "Company").

BACKGROUND

FLCA, PCA and the Company are parties to a Master Loan Agreement dated August 31, 2007 (such agreement, as previously amended, is hereinafter referred to as the "MLA"). FLCA, PCA and the Company now desire to amend the MLA. For that reason, and for valuable consideration (the receipt and sufficiency of which are hereby acknowledged), FLCA, PCA and the Company agree as follows:

1. Section 9 of the MLA shall be amended by adding Subsection J as follows:

SECTION 9. Affirmative Covenants. Unless otherwise agreed to in writing by Agent while this agreement is in effect, the Company agrees to and with respect to Subsections 9(B) through 9(G) hereof, agrees to cause each Subsidiary to:

(J) Company Post-Closing Property Search, Survey and Survey Endorsement.

(i) On or before January 1, 2010, provide Agent with a property search for Company-owned property in Obion County, Tennessee and such other counties as Agent may reasonably deem appropriate (the "Company Property").

(ii) On or before April 1, 2010, provide Agent with an ALTA survey and a survey endorsement to the lender's policy of title insurance, subject only to exceptions approved in writing by Agent.

(iii) The Company agrees to pay 100% of the cost of such property search, survey and the related survey endorsements as may be reasonably requested by Agent.

2. Section 9(H) (ii) of the MLA is hereby amended and restated to read as follows:

SECTION 9. Affirmative Covenants. Unless otherwise agreed to in writing by Agent while this agreement is in effect, the Company agrees to and with respect to Subsections 9(B) through 9(G) hereof, agrees to cause each Subsidiary to:

(H) Reports and Notices. Furnish to CoBank:

(ii) Interim Financial Statements. As soon as available, but in no event more than 30 days after the end of each month, a consolidated balance sheet of the Company and its consolidated

Subsidiaries, if any, as of the end of such month, a consolidated statement of income for the Company and its consolidated Subsidiaries, if any, for such period and for the period year to date, and such other interim statements as Agent may specifically request, all prepared in reasonable detail and in comparative form in accordance with GAAP consistently applied and, if required by written notice from Agent, certified by an authorized officer or employee of the Company acceptable to Agent.

3. Section 10(I) (a) of the MLA is hereby amended and restated to read as follows:

SECTION 10. Negative Covenants. Unless otherwise agreed to in writing by Agent, while this agreement is in effect the Company will not:

(I) Dividends, Etc. Declare or pay any dividends, or make any distribution of assets to the owners, or purchase, redeem, retire or otherwise acquire for value any of its equity, or allocate or otherwise set apart any sum for any of the foregoing, except that the following distributions shall be permitted, provided that the Company remains in compliance with all other loan covenants, terms and conditions on and after each such distribution:

(a) Beginning April 30, 2010, the Company may retire capital invested as cash in the Company after April 1, 2009, provided that on and after any such retirement, (i) the Company shall have Net Worth equal to or greater than the minimum amount required under this Agreement or $78,000,000.00, whichever is greater; and (ii) the Company shall have Working Capital equal to or greater than the minimum required under this Agreement or $10,000,000.00, whichever is greater; and

4. Section 11(C) of the MLA is hereby amended and restated to read as follows:

SECTION 11. Financial Covenants. Unless otherwise agreed to in writing, while this agreement is in effect:

(C) Debt Service Coverage Ratio. The Company will have at the end of each fiscal year of the Company, effective with the fiscal year ending 2010, a "Debt Service Coverage Ratio" (as defined below) for that year of not less than 1.25 to 1.00. For purposes hereof, the term "Debt Service Coverage Ratio" shall mean the following (all as calculated for the most current year-end in accordance with GAAP consistently applied): (i) net income (after taxes), plus depreciation and amortization; divided by (ii) all current portion of long term debt for the prior period (all scheduled long term debt payments, but not to include any Free Cash Flow payments as defined in Section 6 of the applicable Supplement).

5. Except as set forth in this amendment, the MLA, including all amendments thereto, shall continue in full force and effect as written.

IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their duly authorized officers as of the date shown above.

FARM CREDIT SERVICES OF MID-AMERICA, FLCA	**GREEN PLAINS OBION LLC**
By: [signature]	By: ______________________
Title: Credit Officer	Title:

FARM CREDIT SERVICES OF MID-AMERICA, PCA

By: [signature]

Title: Credit Officer

IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their duly authorized officers as of the date shown above.

FARM CREDIT SERVICES OF MID-AMERICA, FLCA

By: ______________________________

Title:

GREEN PLAINS OBION LLC

By: Ron B. Gillis

Title: EVP Finance Treasurer

FARM CREDIT SERVICES OF MID-AMERICA, PCA

By: ______________________________

Title:

____